EXHIBIT NO. 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                SUN BANCORP, INC.

            (Originally incorporated on January 21, 1985 under the name of Citizens Investments, Inc.)


                                    ARTICLE I

                                      Name
                                      ----

  The name of the corporation is Sun Bancorp, Inc. (herein the "Corporation").

                                   ARTICLE II

                                Registered Office
                                -----------------

         The address of the Corporation's registered office in the State of New Jersey is 226 Landis Avenue in the City of Vineland in the County of Cumberland. The name of the Corporation's registered agent at such address is Bernard A. Brown.

                                   ARTICLE III

                                     Powers
                                     ------

         The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                   ARTICLE IV

                                      Term
                                      ----

         The term for which the Corporation is to exist is perpetual.

                                    ARTICLE V

                                  Capital Stock
                                  -------------

         The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 11,000,000 of which 10,000,000 are to be shares of common stock, $1.00 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $1.00 par value per share. The shares may be issued by the Corporation without the approval of stockholders except as otherwise provided in this Article V or the rules of a national securities exchange, if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration, shall be conclusive. Upon payment of such


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consideration,  such shares shall be deemed to be fully paid and  nonassessable.
In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         A  description  of the  different  classes  and  series (if any) of the
Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

         A. Common Stock. Except as provided in this Restated Certificate, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when as declared by the board of directors of the Corporation.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

         Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

         B.  Serial  Preferred  Stock.  Except  as  provided  in  this  Restated
Certificate, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

         1. the distinctive serial designation and the number of shares constituting such series; and

         2. the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends; and

         3. the voting powers, full or limited, if any, of the shares of such series; and

         4. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which, such shares may be redeemed; and

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         5. the amount or amounts  payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

         6. whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds; and

         7. whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

         8. the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

         9. whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.


                                   ARTICLE VI

                Elimination of Directors' and Officers' Liability
                -------------------------------------------------

         A director or officer of the Corporation shall not, to the fullest extent permitted by law, be personally liable to the Corporation or to the shareholders of the Corporation for damages for breach of any duty owed to the Corporation or to the shareholders of the Corporation, except that this Article VI shall not relieve a director or officer of the Corporation from personal liability to the Corporation and to the shareholders of the Corporation for damages for any breach of duty based upon an act or omission:

         (a) in breach of such director's or officer's duty of loyalty to the Corporation or to the shareholders of the Corporation, or

         (b) not in good faith or involving a knowing violation of law, or

         (c) resulting in the receipt by such director or officer of an improper personal benefit.

         Any repeal or modification of the foregoing Article VI by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation hereunder or otherwise with respect to any act or omission occurring before such repeal or modification is effective. If the New Jersey Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then such liability will be limited to the fullest extent permitted under the law.

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                                   ARTICLE VII

                                Preemptive Rights
                                -----------------

         No holder of any of the shares of any class or series of capital stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures of other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                  ARTICLE VIII

                              Repurchase of Shares
                              --------------------

         The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the shareholders, purchase or otherwise acquire shares of capital stock of any class, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition or as are imposed by law or regulation.

                                   ARTICLE IX

          Meetings of Shareholders; Proxies; Cumulative Voting; Quorum
          ------------------------------------------------------------

         A. Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, if all shareholders entitled to vote thereon consent thereto in writing. In the case of a merger, consolidation, acquisition of all capital shares of the Corporation or sale of assets, such action may be taken without a meeting only if all shareholders consent in writing, or if all shareholders entitled to vote consent in writing and all other shareholders are provided the advance notification required by Section 14A: 5-6(2)(b) of the New Jersey Business Corporation Act. Except as provided in this Article IX.A, the power of shareholders to take action without a meeting is specifically denied.

         B.  Unless   otherwise   required  by  law,  special  meetings  of  the
shareholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation.

         C. Each shareholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven months from its

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date,  unless the proxy provides for a longer period.  To be valid, a proxy must be executed and authorized as required or permitted by law.

         D. There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation.

         E. Meetings of shareholders may be held within or outside the State of New Jersey, as the Bylaws may provide.

         F. The holders of shares of a majority of the outstanding shares of voting stock shall constitute a quorum at a meeting of shareholders.

                                    ARTICLE X

                      Notice for Nominations and Proposals
                      ------------------------------------

         Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                   ARTICLE XI

                                    Directors
                                    ---------

         A. Number; Vacancies. The number of directors of the Corporation shall be such number as shall be provided from time to time in or in accordance with the Bylaws, provided that a decrease in the number of directors shall not have the effect of shortening the term of any incumbent director. Vacancies in the board of directors of the Corporation, however caused, and newly-created directorships shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum, or by a sole remaining director, and any director so chosen shall hold office for a term expiring at the next annual meeting of shareholders.

         B. Terms. At each annual meeting, shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified.

         Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article XI. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

         C. The address for all the Corporation's directors: Bernard A. Brown, Ike Brown, Sidney R. Brown, Adolph F. Calovi, Peter Galetto, Jr., Philip W. Koebig III and Anne E. Koons, is c/o Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360.

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                                   ARTICLE XII

                              Removal of Directors
                              --------------------

         Notwithstanding any other provision of this Restated Certificate or the Bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed for cause or without cause, at any time, by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class). In addition, the board of directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

                                  ARTICLE XIII

                        Approval of Business Combinations
                        ---------------------------------

         A. Definitions and Related Matters. For the purposes of this Article XIII and as otherwise expressly referenced hereto in this Certificate of
Incorporation:

                  1. "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

                  2. "Announcement date," when used in reference to any business combination, means the date of the first public announcement of the final, definitive proposal for that business combination.

                  3. "Associate," when used to indicate a relationship with any person, means (1) any corporation or organization of which that person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting stock, (2) any trust or other estate in which that person has a substantial beneficial interest or as to which that person serves as trustee or in a similar fiduciary capacity, or (3) any relative or spouse of that person, or any relative of that spouse, who has the same home as that person.

                  4. "Beneficial owner," when used with respect to any stock, means a person:

                           (1)      that, individually or with or through any of
its affiliates or associates, beneficially owns that stock, directly or indirectly;

                           (2)      that, individually or with or through any of
its affiliates or associates, has (a) the right to acquire that stock (whether that right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the beneficial owner of stock tendered pursuant to a tender or exchange offer made by that person or any of that person's affiliates or associates until that tendered stock is accepted for purchase or exchange; or (b) the right to vote that stock pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a person shall not be deemed the beneficial owner of any stock under this subparagraph if the agreement, arrangement or understanding to vote that stock (i) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the

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Exchange  Act,  and (ii) is not then  reportable  on a  Schedule  13D  under the
Exchange Act (or any comparable or successor report); or

                           (3)      that   has   any   agreement, arrangement or
understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in subparagraph (b) of paragraph (2) of this subsection, or disposing of that stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, that stock.

                  5. "Business combination," when used in reference to the Corporation and any interested shareholder of the Corporation, means:

                           (1) any merger or consolidation of the Corporation or
any subsidiary of the Corporation with (a) that interested shareholder or (b) any other corporation (whether or not it is an interested shareholder of the Corporation) which is, or after a merger or consolidation would be, an affiliate or associate of that interested shareholder;

                           (2) any  sale,  lease,  exchange,  mortgage,  pledge,
transfer or other disposition (in one transaction or a series of transactions) to or with that interested shareholder or any affiliate or associate of that interested shareholder of assets of the Corporation or any subsidiary of the Corporation (a) having an aggregate market value equal to 10% or more of the aggregate market value of all the assets, determined on a consolidated basis, of the Corporation, (b) having an aggregate market value equal to 10% or more of the aggregate market value of all the outstanding stock of the Corporation, or
(c) representing 10% or more of the earnings power or income, determined on a consolidated basis, of the Corporation;

                           (3)      the issuance or transfer by the  Corporation
or any subsidiary of the Corporation (in one transaction or a series of transactions) of any stock of the Corporation or any subsidiary of the Corporation which has an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding stock of the Corporation to that interested shareholder or any affiliate or associate of that interested shareholder, except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all shareholders of the Corporation;

                           (4)      the adoption of any plan or proposal for the
liquidation or dissolution of the Corporation proposed by, on behalf of or pursuant to any agreement, arrangement or understanding (whether or not in writing) with that interested shareholder or any affiliate or associate of that interested shareholder;

                           (5)    any reclassification of securities (including,
without limitation, any stock split, stock dividend, or other distribution of stock in respect of stock, or any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any subsidiary of the Corporation, or any other transaction (whether or not with, or into, or otherwise involving that interested shareholder), proposed by, on behalf of or pursuant to any agreement, arrangement or understanding (whether or not in writing) with that interested shareholder or any affiliate or associate of that interested shareholder, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into voting stock of the Corporation or any subsidiary of the Corporation which is directly or indirectly owned by that

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interested  shareholder  or  any  affiliate  or  associate  of  that  interested shareholder, except as a result of immaterial changes due to fractional share adjustments; or

                           (6)     any receipt by that interested shareholder or
any affiliate or associate of that interested shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the Corporation; provided, however, that the term "business combination" shall not be deemed to include the receipt of any of the foregoing benefits by the Corporation or any of the Corporation's affiliates arising from transactions (such as intercompany loans or tax sharing arrangements) between the Corporation and its affiliates in the ordinary course of business.

                  6. "Common stock" means any stock other than preferred stock.

                  7.   "Consummation   date,"  with   respect  to  any  business
combination, means the date of consummation of that business combination.

                  8. "Control," including terms "controlling" "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person's beneficial ownership of 10% or more of the voting power of the Corporation's voting stock shall create a presumption that person has control of the Corporation. Notwithstanding the foregoing in this subsection, a person shall not be deemed to have control of a corporation if that person holds voting power, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more beneficial owners who do not individually or as a group have control of the Corporation.

                  9. "Exchange Act" means the "Securities Exchange Act of 1934," 48 Stat. 881 (15 U.S.C. ss.78a et seq.) as the same has been or hereafter may be amended from time to time.

                  10. "Interested shareholder," when used in reference to the Corporation, means any person (other than the Corporation or any subsidiary of the Corporation) that:

                           (1)  is the beneficial owner, directly or indirectly,
of 10% or more of the voting power of the outstanding voting stock of the Corporation; or

                           (2)   is an affiliate or associate of the Corporation
and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the Corporation. For the purpose of determining whether a person is an interested shareholder pursuant to this subsection, the number of shares of voting stock of the Corporation deemed to be outstanding shall include shares deemed to be beneficially owned by the person through application of subsection A.4 of this Article but shall not include any other unissued shares of voting stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                           (3) is an assignee of or has  otherwise  succeeded to
any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially

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owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  11. "Market value," when used in reference to property of the Corporation, means:

                           (1)   in the case of stock, the highest closing sales
price of the stock during the 30 day period immediately preceding the date in question, on the principal United States securities exchange registered under the Exchange Act on which that stock is listed, or, if that stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of that stock during the 30 day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System, or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of the Corporation's stock as determined by the board of directors of the Corporation in good faith; and

                           (2) in the case of property other than cash or stock,
the fair market value of that property on the date in question as determined by the board of directors of the Corporation in good faith.

                  12.      "Stock" means:

                           (1)    any stock or similar security, any certificate
of interest, any participation in any profit sharing agreement, any voting trust certificate, or any certificate of deposit for stock; and

                           (2)      any security convertible,  with  or  without
consideration, into stock, or any warrant, call or other option or privilege of buying stock without being bound to do so, or any other security carrying any right to acquire, subscribe to or purchase stock.

                  13. "Stock acquisition date," with respect to any person and the Corporation, means the date that that person first becomes an interested shareholder of the Corporation.

                  14.   "Subsidiary"   of  the   Corporation   means  any  other
corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

                  15. "Voting stock" means shares of capital stock of the Corporation entitled to vote generally in the election of directors.

B.       Approval of Business Combinations.

         The Corporation shall not engage in a business combination with any interested shareholder for a period of five years following that interested shareholder's stock acquisition date unless the business combination is approved by the board of directors prior to the interested shareholder's stock acquisition date.

         In  addition,   the  Corporation  shall  not  engage  in  any  business
combination with any interested shareholder of the Corporation at any time unless one of the following three conditions are met:


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         1. the  business  combination  is approved by the board of directors of the Corporation prior to that interested shareholder's stock acquisition date and thereafter approved by shareholders in accordance with applicable law.

         2. the business combination is approved by the affirmative vote of the holders of at least 80% of the voting stock not beneficially owned by that interested shareholder at a meeting called for such purpose.

         3.      the business combination meets all of the following conditions:

                  (1) the aggregate amount of the cash and the market value, as of the consummation date, of consideration other than cash to be received per share by holders of outstanding shares of common stock of the Corporation in that business combination is at least equal to the higher of the following:

                           (a)      the highest per share price  (including  any
brokerage commissions, transfer taxes and soliciting dealers' fees) paid by that interested shareholder for any shares of common stock of the same class or series acquired by it (i) within the five-year period immediately prior to the announcement date with respect to that business combination, or (ii) within the five-year period immediately prior to, or in, the transaction in which that interested shareholder became an interested shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which that highest per share acquisition price was paid through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since that earliest date, up to the amount of that interest; and

                           (b)     the market value per share of common stock on
the announcement date with respect to that business combination or on that interested shareholder's stock acquisition date, whichever is higher; plus interest compounded annually from that date through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since that date, up to the amount of that interest;

                  (2) the aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of any class or series of stock, other than common stock, of the Corporation is at least equal to the highest of the following (whether or not that interested shareholder has previously acquired any shares of that class or series of stock):

                           (a)      the highest per share price  (including  any
brokerage commissions, transfer taxes and soliciting dealers' fees) paid by that interested shareholder for any shares of that class or series of stock acquired by it (i) within the five-year period immediately prior to the announcement date with respect to that business combination, or (ii) within the five-year period immediately prior to, or in, the transaction in which that interested shareholder became an interested shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the

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



market value of any dividends paid other than in cash, per share of that class or series of stock since that earliest date, up to the amount of that interest;

                           (b)      the highest preferential amount per share to
which the holders of shares of that class or series of stock are entitled in the event of any liquidation, dissolution or winding up of the Corporation, plus the aggregate amount of any dividends declared or due at to which those holders are entitled prior to payment of dividends on some other class or series of stock (unless the aggregate amount of those dividends is included in that preferential amount); and

                           (c)      the market value per share of that class  or
series  of  stock  on the  announcement  date  with  respect  to  that  business combination or on that interested shareholder's stock acquisition date, whichever is higher; plus interest compounded annually from that date through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of that class or series of stock since that date, up to the amount of that interest;

                  (3) the consideration to be received by holders of a particular class or series of outstanding stock (including common stock) of the Corporation in that business combination is in cash or in the same form as the interested shareholder has used to acquire the largest number of shares of that class or series of stock previously acquired by it;

                  (4) the holders of all outstanding shares of stock of the Corporation not beneficially owned by that interested shareholder immediately prior to the consummation of that business combination are entitled to receive in that business combination cash or other consideration for those shares in compliance with paragraphs (1), (2) and (3) of this subsection; and

                  (5) after that interested shareholder's stock acquisition date and prior to the consummation date with respect to that business combination, that interested shareholder has not become the beneficial owner of any additional shares of stock of the Corporation, except:

                           (a)      as part of the transaction which resulted in
that interested shareholder becoming an interested shareholder;

                           (b)    by virtue of proportionate stock splits, stock
dividends or other distributions of stock in respect of stock not constituting a business combination as defined in Section A.5(5) of this Article;

                           (c)     through a business combination meeting all of
the conditions of paragraph (3) and this paragraph; or

                           (d)      through  the  purchase  by  that  interested
shareholder at any price which, if that price had been paid in an otherwise permissible business combination, the announcement date and consummation date of which was the date of that purchase, would have satisfied the requirements of paragraphs (1), (2) and (3) of this subsection.

                  (6) Exceptions. The provisions of this Article XIII shall not apply to (i) any business combination of the Corporation with an interested shareholder of the Corporation which became an interested shareholder inadvertently, if such interested shareholder (A) as soon as practicable divests itself,

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



himself or herself of a sufficient amount of the voting stock of the Corporation so that it, he or she no longer is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the Corporation or a subsidiary corporation, and (B) would not at any time within the five-year period preceding the announcement date with respect to that business combination have been an interested shareholder but for that inadvertent acquisition or (ii) any business combination with an interested shareholder if the Corporation's common stock was not registered pursuant to
Section 12 of the Exchange Act on that interested shareholder's stock acquisition date provided such interested shareholder has continued to be an interested shareholder of the Corporation since such stock acquisition date. Nothing contained in this Article XIII shall be construed to relieve any interested shareholder from any fiduciary obligation imposed by law.

                                   ARTICLE XIV

                       Evaluation of Business Combinations
                       -----------------------------------

         In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the shareholders, when evaluating a business combination or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the long-term as well as short-term interests of the Corporation and its shareholders; (ii) the social and economic effects of entering into the transaction on the Corporation and its subsidiaries, and its present and future employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (iii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iv) the competence, experience, and integrity of the acquiring person or entity and its or their management.

                                   ARTICLE XV

                          Response to Abusive Takeovers
                          -----------------------------

         In furtherance and not in limitation of the powers conferred by law or in this Restated Certificate, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the shareholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, evidences of indebtedness and other securities
(i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such committee and
(ii) may provide for the

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



treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

                                   ARTICLE XVI

                               Amendment of Bylaws
                               -------------------

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation by a majority vote of members of the board of directors present at a legal meeting held in accordance with the provisions of the Bylaws. Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be made, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the vote of the holders of not less than 80% of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.


                                  ARTICLE XVII

                    Amendment of Certificate of Incorporation
                    -----------------------------------------

         The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VI, VII, VIII, IX.A, IX.B, IX.D, IX.F, X, XIII, XIV, XV, XVI and this Article XVII of this Certificate may not be repealed, altered, amended or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is properly included in the notice of such meeting).


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